Exhibit 10.51

205 W. Wacker Dr. Suite 1320, Chicago, IL 60606

Dear Island Stock Transfer,

Shareholder, Shaun Passley, has elected to exchange 600,000,000 shares of Common A for 600,000,000 of shares Preferred C. This is an one for one exchange based on the Stock Exchange agreement dated January 17, 2014 between Shaun Passley and Epazz, Inc.

Sincerely,

/s/ Shaun Passley

Shaun Passley

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STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (this “Agreement”) dated as of and effective as of January 17, 2014, is by and between, Epazz, Inc., an Illinois corporation (the “Company”), and the Class A Common Stock shareholder of the Company whose name is set forth on the signature page hereof under the heading “Exchanging Party” (the “Exchanging Party”), each sometimes referred to herein as a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, the Exchanging Party desires to exchange the shares of Class A Common Stock of the Company set forth below the Exchanging Party’s on the signature page hereof for shares of the Company’s newly designated Series C Convertible Preferred Stock with such terms and conditions as are set forth on Exhibit A attached hereto (the “Exchange”); and

WHEREAS, the Company desires for the Exchanging Party to affect the Exchange.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, which the Parties acknowledge the receipt and sufficiency of, the Parties hereto agree as follows:

1.	Exchange of Common Shares.

(a)             In full consideration for the Exchange of each share of Class A Common Stock set forth below the Exchanging Party’s name on the signature page hereof (the “Common Shares”), the Company agrees to issue the Exchanging Party one (1) share of Series C Convertible Preferred Stock of the Company (the “Preferred Shares”). I.e., each one (1) Common Share shall be Exchanged for one (1) Preferred Share.

(b)            Within five (5) days of the Parties entry into this Agreement, the Exchanging Party shall deliver to the Company the certificate(s) representing the Common Shares, duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with medallion signature guaranty (such date received by the Company, the “Delivery Date”).

(c)             Within five (5) days of the Delivery Date, the Company shall issue a certificate to the Exchanging Party evidencing the Preferred Shares due as a result of the Exchange.

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2.	Full Satisfaction.

The Exchanging Party agrees that it is accepting the Preferred Shares in exchange for and in full satisfaction of the Common Shares Exchanged and that each such Exchanging Party will no longer have any rights to Common Shares, which will be cancelled by the Company subsequent to the Exchange.

3.	Representations of Exchanging Party. The Exchanging Party represents that:

(a)             It is the sole record and beneficial owner of the Common Shares owned by such Exchanging Party (defined herein as the “Exchanging Party’s Shares”) and has good and marketable title to all of the Exchanging Party’s Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Such Exchanging Party has sole managerial and dispositive authority with respect to the Exchanging Party’s Shares and has not granted any person a proxy or option to buy the Exchanging Party’s Shares that has not expired or been validly withdrawn. The Exchange of the Exchanging Party’s Shares pursuant to this Agreement will vest in the Company the legal and valid title to the Exchanging Party’s Shares, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever.

(b)            Exchanging Party has such knowledge and experience in financial and business matters such that Exchanging Party is capable of evaluating the merits and risks of the Exchange and making an informed investment decision in connection therewith.

(c)             Exchanging Party confirms and represents that it is able (i) to bear the economic risk of the Preferred Shares, (ii) to hold the Preferred Shares for an indefinite period of time, and (iii) to afford a complete loss of the Preferred Shares.

(d)            Exchanging Party recognizes that the Preferred Shares and the shares of common stock issuable upon conversion thereof (collectively the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “1933 Act,” or the “Act”), nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Securities is registered under the 1933 Act or unless an exemption from registration is available. Exchanging Party may not sell the Securities without registering them under the 1933 Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale. The Company is under no obligation to register such Securities under the 1933 Act or under any state “Blue Sky” laws prior to or subsequent to their issuance.

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(e)             Exchanging Party has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Preferred Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Preferred Shares are a suitable investment for it.

(f)             Exchanging Party understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Securities in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS."

4.             Exempt Transaction.

The Parties intend for the transactions contemplated herein, including, but not limited to the Exchange, to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to Section 3(9) of the Act and exempt from registration or qualification under any state law.

5.             Mutual Representations, Covenants and Warranties.

(a)             The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting Exchanging Party’s rights generally and general equitable principles.

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(b)          The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Articles of Incorporation or Bylaws, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either the Company or the Exchanging Party are a party or by which either the Company or the Exchanging Party are bound or affected.

(c)             The Exchanging Party hereby covenants that they will, whenever and as reasonably requested by the Company, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company may reasonably require in order to complete, insure and perfect the transactions contemplated herein, including, but not limited to the Exchange.

(d)            Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

6.          Miscellaneous.

(a)            Assignment. All of the terms, provisions and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b)            Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Illinois, excluding any provision which would require the use of the laws of any other jurisdiction.

(c)             Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the Parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

(d)            Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

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(e)           Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(f)              Interpretation. When used in this Agreement, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) ”or” is not exclusive; (iii) ”including” means including without limitation; (iv) the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof; and (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Agreement unless otherwise specified.

(g)            Effect of Facsimile and Photocopied Signatures. This Agreement may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one Party and faxed to another Party shall be deemed to have been executed and delivered by the signing Party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“COMPANY”

Epazz, Inc.

/s/ Shaun Passley

Shaun Passley

Chief Executive Officer

[Remainder of page left intentionally blank.

Signature page of Exchanging Party follows.]

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“EXCHANGING PARTY”

Please sign exactly as your name or names appear in the Company’s records. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. In the event any person signs the below on behalf of an entity and fails to provide their authorized position with such entity, the Company shall be able to assume for all purposes that such person is regardless an authorized signatory of the entity and has full authority and capacity to act on its behalf.

Signature	Second Signature (if held jointly)

Shaun Passley
Printed Name

Title (if applicable)

Entity Name (if applicable)

Shares of Class A Common Stock Exchanged:600,000,000

Represented by Certificate(s): book entry

   September 11, 2012

Date

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